Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-258300) on Form S-3 and (No. 333-140285, 333-125317, 333-33575, 333-33577, 333-44425, 333-53631, 333-68634, 333-80921, 333-92132, 333-109315, 333-109319, 333-159447, 333-116136, 333-181646, and 333-256937) on Form S-8 of our reports dated February 23, 2023, with respect to the consolidated financial statements of SLM Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
McLean, Virginia
February 23, 2023